THE BEAR STEARNS COMPANIES INC.
                                            IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 48
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: November 15, 2004
Issue Date: November 18, 2004
The date of this Pricing Supplement is November 15, 2004

Fixed Rate Notes
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                                                                                                              Interest
                                                  Maturity   Price to   Discounts &                            Payment
   CUSIP#               Interest Rate               Date      Public    Commissions  Reallowance    Dealer    Frequency
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  07387EGN1                 5.60%                11/15/2029   100.00%      2.50%        0.350%      98.00%      Semi
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                                         Subject to Redemption
                                         ---------------------
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                    First
                  Interest                                                                      Aggregate
First Interest     Payment   Survivor's                                                         Principal
 Payment Date      Amount      Option    Yes/No         Date and Terms of Redemption              Amount      Net Proceeds
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   5/15/2005       $27.53       Yes        Yes   Commencing on 11/15/2009 and on the 15th      $2,925,000      $2,851,875
                                                 of each month thereafter until Maturity,
                                                 the Notes may be called in whole at par at
                                                 the option of the Company on ten calendar
                                                 days notice.
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The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.